UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

Parametric Sound Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ramrod Avenue, Suite #100
Henderson, Nevada 89014

(Address of Principal Executive Offices)

____________________

888-477-2150

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors. On February 16, 2012, the Board of Directors of Parametric Sound Corporation (the “Company”) held a meeting at which they approved an increase in the size of the Board from four to five directors and appointed Andrew Wolfe, Ph.D, to fill the newly created vacancy and to serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified. Dr. Wolfe was also appointed to serve on the Audit Committee of the Board of Directors.

A copy of the press release announcing the appointment to the Company’s Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item.

The following is biographical information on the new director:

Andrew Wolfe, Ph.D., age 49, founded Wolfe Consulting in 2002 and serves as a technology and intellectual property consultant in the consumer electronics, computer, and semiconductor industries. He works with Global 500 corporations and technology startups in developing product strategy, new product technology, and intellectual property strategy. He also testifies and serves as a consulting expert for intellectual property (IP) and other technology-related litigation matters.

Dr. Wolfe was Chief Technology Officer for SONICblue, Inc. (formerly S3, Inc.) from 1999 to 2002 and also served as Senior Vice President of Business Development from 2001-2002. He served as a Consulting Professor at Stanford University from 1999 to 2002 and an Assistant Professor at Princeton University from 1991 to 1997.

Dr. Wolfe obtained a B.S.E.E. in Electrical Engineering and Computer Science from The John Hopkins University in 1985, a M.S. in Electrical and Computer Engineering in 1987 and a Ph.D. in Computer Engineering in 1992 both from Carnegie Mellon University.

We believe Dr. Wolfe’s extensive IP and licensing experience qualifies him for service on the Board of Directors.

The Company’s Board of Directors has previously set the cash director fees for non-employee/non-executive officer directors at $3,000 per fiscal quarter plus reasonable out of pocket expenses with such fee inclusive of any committee roles or meetings until and unless otherwise so designated by the Board. Dr. Wolfe will accordingly be paid $3,000 per fiscal quarter commencing in the current fiscal quarter ending March 31, 2012. Dr. Wolfe was granted an option, pursuant to the 2012 Stock Option Plan (the “Plan”), to purchase 50,000 shares of the Company’s common stock with an exercise price of $0.78 per share equal to the fair value of the Company's common stock on the date of grant in accordance with the Plan. The option has a five-year term and vests and becomes exercisable quarterly over two years subject to the terms of the 2012 Stock Option Plan.

There is no arrangement or understanding between the Company and Dr. Wolfe and/or any other persons or entities pursuant to which he was appointed as a director.

Since the beginning of the Company’s current 2012 fiscal year, Dr. Wolfe nor any immediate family member of either has been a party to any transaction or currently proposed transaction that is reportable under Item 404(a) of Regulation S-K.

9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1 The Company’s Press Release, dated February 17, 2012.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 17, 2012

Parametric Sound Corporation By: /s/ James A. Barnes James A. Barnes Chief Financial Officer, Treasurer and Secretary